Exhibit 99.1

At the Company
Donna Kush	Dave Pleiss
Managing Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE DELIVERS ANOTHER RECORD QUARTER AND INCREASES GUIDANCE

Company Produces Record Net Income and 56 Percent Pre-tax Margin

OMAHA, Neb., January 18, 2005 – Ameritrade Holding Corporation (Nasdaq: AMTD) today announced record results for the quarter ended December 31, 2004, which underscore the benefits of the Company’s client-centric focus as well as its strategy to maximize scalability and efficiency.

First Quarter Highlights

•	Record net income of $93 million, or $0.22 per diluted share

•	Record pre-tax income of $148 million, or 56 percent of net revenues

•	Record operating margin(1) of $171 million, or 65 percent

•	Record EBITDA(1) of $154 million, or 59 percent

•	Record net revenues of $262 million

•	Record client assets of approximately $80 billion, including $13 billion of client cash and money market funds

•	Return on equity of 28 percent annualized, an increase from 24 percent in Dec Q 2003

•	Average client trades per day of approximately 171,000

•	Liquid assets(1) of $153 million; cash and cash equivalents of $171 million

•	101,000 new accounts at an average cost per account of $229; 39,000 closed accounts; 1,764,000 Qualified Accounts(2)

•	Average client margin balances of approximately $3.4 billion. On December 31, 2004, client margin balances of approximately $3.7 billion.

“After a record year in 2004, we are off to a strong start this year by delivering 56 percent pre-tax margins and achieving record net income and net revenues in our December quarter,” said Joe Moglia, chief executive officer. “Net interest revenues from Fed rate changes and client balances, combined with expense control, were key determinants in allowing us to produce our results for this quarter. Our last seven quarters have been the best in Ameritrade’s 30-year history.”

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Outlook

Ameritrade is increasing its guidance for fiscal year 2005 to $0.77- $0.90 earnings per share in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

Stock Repurchases

During the quarter, Ameritrade utilized approximately $46 million to repurchase 3.5 million shares of its stock. Since the stock buy-back program was initiated, through December 31, 2004, the Company has invested about $461 million in repurchasing 45.9 million shares at a weighted average price of $10.04 per share.

Line of Credit

On December 13, 2004, Ameritrade increased its revolving line of credit with its bank group from $75 million to $105 million and extended the term through December 12, 2005 on substantially similar terms as its prior line of credit.

About Ameritrade Holding Corporation

For nearly 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(3) a subsidiary of Ameritrade Holding Corporation, was recently recognized as a J.D. Power and Associates Certified Call Center, the first in the financial services industry. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1) See attached reconciliation of financial measures.

(2) See Glossary of Terms on the Company’s web site at www.amtd.com for a definition of “Qualified Accounts.”

(3) Ameritrade, Inc., member NASD/SIPC.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except per share data
(Unaudited)

	Quarter Ended
	Dec. 31, 2004	Dec. 31, 2003
Revenues:
Commissions and clearing fees	$153,546	$152,278
Interest revenue	113,100	62,831
Other	20,014	20,659

Total revenues	286,660	235,768
Brokerage interest expense	24,679	9,328

Net revenues	261,981	226,440

Expenses:
Employee compensation and benefits	43,989	34,292
Clearing and execution costs	6,528	9,125
Communications	9,446	9,262
Occupancy and equipment costs	11,005	11,437
Depreciation and amortization	6,273	5,957
Professional services	9,567	6,380
Interest on borrowings	557	837
Gain on disposal of property	(98)	(180)
Other	3,946	6,308
Advertising	23,110	23,066

Total expenses	114,323	106,484

Pre-tax income	147,658	119,956
Provision for income taxes	55,107	48,019

Net income	$92,551	$71,937

Basic earnings per share	$0.23	$0.17
Diluted earnings per share	$0.22	$0.17
Weighted average shares outstanding — basic	405,664	425,469
Weighted average shares outstanding — diluted	414,701	434,758

Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands
(Unaudited)

	Dec. 31, 2004	Sept. 24, 2004
Assets:
Cash and cash equivalents	$170,869	$155,342
Segregated cash and investments	8,147,921	7,802,575
Broker/dealer receivables	3,858,922	2,818,726
Client receivables	3,680,755	3,100,572
Goodwill and intangible assets	1,039,171	1,017,146
Other	186,141	382,660

Total assets	$17,083,779	$15,277,021

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$4,655,530	$3,441,802
Client payables	10,825,181	10,322,539
Prepaid variable forward derivative instrument	41,744	28,738
Prepaid variable forward contract obligation	38,249	37,803
Other	258,700	235,231

Total liabilities	15,819,404	14,066,113
Stockholders’ equity	1,264,375	1,210,908

Total liabilities and stockholders’ equity	$17,083,779	$15,277,021

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended
	Dec. 31, 2004	Dec. 31, 2003
Trading activity metrics:
Average client trades per day	171,383	174,940
Average client trades per account (annualized)	12.2	13.6
Activity rate	4.8%	5.5%
Total trades (in millions)	11.6	11.3
Trading days	67.5	64.5
Average commissions and clearing fees per trade	$13.27	$13.50

Account metrics:
Total accounts (ending)	3,627,000	3,225,000
Qualified accounts (ending)	1,764,000	1,582,000
Client assets (in billions)	$79.9	$65.2

Net interest revenue metrics:
Segregated cash:
Average balance (in billions)	$8.0	$7.5
Average annualized yield	1.89%	0.96%
Client margin balances:
Average balance (in billions)	$3.4	$2.6
Average annualized yield	5.16%	4.98%
Client credit balances:
Average balance (in billions)	$9.5	$8.4
Average annualized cost	0.29%	0.12%

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES

In thousands, except percentages
(Unaudited)

	Quarter Ended
	Dec. 31, 2004		Dec. 31, 2003
	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$170,670	65.1%	$142,842	63.1%
Less:
Advertising	(23,110)	(8.8%)	(23,066)	(10.2%)
Gain on disposal of property	98	0.0%	180	0.1%

Pre-tax income	$147,658	56.4%	$119,956	53.0%

EBITDA (2)
EBITDA	$154,488	59.0%	$126,750	56.0%
Less:
Depreciation and amortization	(6,273)	(2.4%)	(5,957)	(2.6%)
Interest on borrowings	(557)	(0.2%)	(837)	(0.4%)

Pre-tax income	$147,658	56.4%	$119,956	53.0%

	As of
	Dec. 31,	Sept. 24,	June 25,	Mar. 26,	Dec. 31,
	2004	2004	2004	2004	2003
Liquid Assets (3)
Liquid assets*	$153,032	$55,942	$35,050	$195,995	$231,699
Plus: Broker-dealer cash and cash equivalents	105,006	99,400	94,706	151,407	152,964
Less:
Excess broker-dealer regulatory net capital*	(87,169)	—	—	(146,381)	(121,791)

Cash and cash equivalents	$170,869	$155,342	$129,756	$201,021	$262,872

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

*	Liquid assets as of September 24, 2004 and June 25, 2004 include the impact of a regulatory matter related to an FDIC-insured deposit sweep program. Excluding the impact of the regulatory matter, excess broker-dealer regulatory net capital would be approximately $85.4 million and $69.4 million, respectively, and liquid assets would be approximately $141.3 million and $104.5 million, respectively, as of September 24, 2004 and June 25, 2004. See Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2004 for further discussion of the regulatory matter.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com